                                                                      Schedule I

Summary of investments---other than investments in related parties.

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
December 31, 1996
(in millions)

---------------------------------------------------------------------
        Column A                  Column B  Column C  Column D
                                                      Amount at which
                                                      shown in the
Type of Investment                Cost      Value     balance sheet
---------------------------------------------------------------------
Fixed maturities:
 Bonds:
  United States government            47.8      57.1         47.8
   and government
   agencies and authorities
  States, munipalities and            10.8      11.1         10.8
    and political subdivisions
  Foreign governments                  0.8       0.9          0.8
  Public utilities                    74.3      77.4         74.3
  All other corporate bonds          619.8     644.0        619.8
  Redeemable preferred                 9.6      10.0          9.6
   stock
                                  --------  --------    ---------
   Total fixed maturities            763.1     800.5        763.1

Equity securities:
  Common stocks
  Public utilities                     0.0       0.0          0.0
  Banks, trust and                     0.0       0.0          0.0
    insurance companies
  Industrial, miscellaneous           35.6      73.4         73.4
   and all other
  Nonredeemable preferred              0.0       0.0          0.0
    stocks
                                  --------  --------    ---------
       Total equity securities        35.6      73.4         73.4

Mortgage loans on real               212.1      XXXX        212.1
  estate
Real estate                           38.8      XXXX         38.8
Policy loans                          80.8      XXXX         80.8
Other long-term                        4.3      XXXX          4.3
  investments
Short-term investments                 5.2      XXXX          5.2
                                  --------  --------    ---------
Total
                                     341.2                  341.2

Total investments                  1,139.9     873.9       1177.7


                                                                    Schedule III

Supplementary Insurance Information

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
December 31, 1996
(in millions)

Segment      Deferred      Future     Unearned   Other    Premium  Net          Benefits,    Amortiza-    Other       Premiums
              policy       policy     premiums   policy   revenue  investment   claims,      tion of      operating    written
            acquisition    benefits,             claims            income       losses and   deferred     expenses
               cost        losses,               and                            settlement   policy
                           claims and            benefits                       expenses     acquisition
                            loss                 payable                                     costs
                           expenses
---------------------------------------------------------------------------------------------------------------------------------
Variable
Products
1996        N.A.            975.9       0.7      16.3      820.6        76.1     1,026.2      N.A.         201.1       N.A.
1995        N.A.            670.1       0.7      10.3      570.9        62.1       495.8      N.A.         163.4       N.A
1994        N.A.            637.7       1.3      12.6      430.5        57.6       372.8      N.A.         180.2       N.A.
---------------------------------------------------------------------------------------------------------------------------------

                                                                     Schedule IV
Reinsurance

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
December 31, 1996
(in millions)

------------------------------------------------------------------------------------
Column A               Column B     Column C    Column D     Column E     Column F
                        Gross       Ceded to     Assumed       Net       Percentage
                        amount       other      from other    amount     of amount
                                   companies    companies                assumed to
                                                                            net
------------------------------------------------------------------------------------
Life insurance         45,051.9    10,123.5           0      39,928.4           0%
in force
Premiums
 Life insurance         1,205.0       384.4           0         820.6           0%
 Accident and
 health
 insurance
 Property and
 liability
 insurance
 Title
 insurance
------------------------------------------------------------------------------------
 Total premiums         1,205.0       384.4           0         820.6           0%
                       --------    --------     --------     --------    --------